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                                                                    EXHIBIT 28.A

                   First Chicago Credit Card Master Trust II
                      Excess Spread Analysis - April 2001

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Series                                95-M      95-O     96-Q      96-S      97-U      98-V
Deal Size                           $500MM    $500MM   $900MM    $700MM    $400MM     $1BIL
Expected Maturity                 10/15/02  12/16/02  2/15/02  12/16/02  10/15/02  10/15/01
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
Yield                               22.63%    22.63%   22.63%    22.63%    22.63%    22.63%
Less Coupon                          5.29%     5.29%    5.18%     5.20%     5.18%     5.34%
     Servicing Fee                   1.50%     1.50%    1.50%     1.50%     1.50%     1.50%
     Net Credit Losses               7.39%     7.39%    7.39%     7.39%     7.39%     7.39%
Excess Spread:
     April-01                        8.46%     8.45%    8.56%     8.54%     8.56%     8.40%
     March-01                        9.17%     9.17%    9.27%     9.26%     9.27%     9.09%
     February-01                     8.08%     8.07%    8.18%     8.16%     8.18%     7.99%
Three Month Average Excess Spread    8.57%     8.56%    8.67%     8.65%     8.67%     8.49%

Delinquency:
     30 to 59 Days                   1.29%     1.29%    1.29%     1.29%     1.29%     1.29%
     60 to 89 Days                   0.91%     0.91%    0.91%     0.91%     0.91%     0.91%
     90+ Days                        1.95%     1.95%    1.95%     1.95%     1.95%     1.95%
     Total                           4.15%     4.15%    4.15%     4.15%     4.15%     4.15%

Payment Rate                        31.18%    31.18%   31.18%    31.18%    31.18%    31.18%

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Series                                99-W      99-X     99-Y
Deal Size                           $750MM    $750MM   $550MM
Expected Maturity                  3/15/02   6/16/03  8/15/03
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Yield                               22.63%    22.63%   22.63%
Less Coupon                          5.24%     5.28%    5.28%
     Servicing Fee                   1.50%     1.50%    1.50%
     Net Credit Losses               7.39%     7.39%    7.39%
Excess Spread:
     April-01                        8.50%     8.46%    8.46%
     March-01                        9.22%     9.22%    9.22%
     February-01                     8.12%     8.09%    8.08%
Three Month Average Excess Spread    8.61%     8.58%    8.58%

Delinquency:
     30 to 59 Days                   1.29%     1.29%    1.29%
     60 to 89 Days                   0.91%     0.91%    0.91%
     90+ Days                        1.95%     1.95%    1.95%
     Total                           4.15%     4.15%    4.15%

Payment Rate                        31.18%    31.18%   31.18%

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